Exhibit A

Talent Outline Plan #1

This Talent Outline Plan (“TOP”) is hereby incorporated as Exhibit A of the Sourced Talent Agreement (“Agreement”) between Toptal, LLC, (“Toptal”) and SHE Beverage Company, Inc (“Client”) with an effective date on or about October 14, 2019. This TOP becomes effective on November 25, 2019 (“Effective Date”). This TOP is subject to the terms of the Agreement that do not directly conflict with the terms of this TOP. Section 9.6 of the Agreement sets forth how any conflict with the terms of the Agreement and this TOP are to be resolved.

A.	Description of Work:

Finance Function Support

B.	Talent’s Name:

George Mathew

C.	Client Contact:

Sheila Crouch

D.	Talent Start Date:

November 25, 2019

E.	Trial Period:

Duration: 5 business days

End Date: November 29, 2019

F.	Fees

$5568. 00/week per full-time (40hs)1

$2784.00/week per part-time (20hs)1

$174.00 / hour

1 - The hourly equivalent will be applied for any extra hour of weekly engagements.

* 3% Discount will be applied on the invoice if client uses ACH or Wire (applicable to US based clients only).

Toptal, LLC		Client:

By:	/s/ Brenda Kurz	By:	/s/ Sheila Crouch

Name:	Brenda Kurz	Name:	Sheila Crouch

Title:	Chief Administrative Officer	Title:	Chairman of Finance

Toptal, LLC Confidential and Proprietary	Page 1
Client TOP 20190424

F5FRGJJ7 95VVJAF8NJNRFH	Easy Online Document Signing

Sheila Crouch
Party ID: CRW5S4JY73G22XNXEFHSFF
IP Address: 98.152.172.93
VERIFIED EMAIL: sheila@shebeverages.com

Multi-Factor Digital Fingerprint Checksum	15cf743bede2254812ed654e241aaba285324b2c

Timestamp	Audit
2019-11-14 14:09:03 -0800	All parties have signed document. Signed copies sent to: Fernando Añasco, Sheila Crouch, and Toptal.
2019-11-14 14:09:02 -0800	Document signed by Sheila Crouch (sheila@shebeverages.com) with drawn signature. - 98.152.172.93
2019-11-14 13:09:00 -0800	Document viewed by Sheila Crouch (sheila@shebeverages.com). - 98.152.172.93
2019-11-14 06:12:17 -0800	Document created via the RightSignature API by Toptal (lavinia@toptal.com). - 35.185.125.162

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